Exhibit 10.3
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (the “Agreement”), dated as of May 21, 2010, is made and given by ATS Medical, Inc., a Minnesota corporation (the “Pledgor”), to Medtronic, Inc., a Minnesota corporation and its endorsees and assigns (the “Lender”).
R E C I T A L S
     A. Pledgor and two of its affiliates, have executed and delivered to the Lender a Note dated as of the date hereof in the original principal amount of $30,000,000 (as the same may hereafter be amended, restated, or otherwise modified from time to time, the “Note”) pursuant to which the Lender has agreed to extend to the Borrower certain credit accommodations and executed a Security Agreement in favor of the Lender dated as of the date hereof (the “Security Agreement”).
     B. The Pledgor is the owner free and clear of any liens or security interests of the Stock (defined below).
     C. It is a condition precedent to the obligation of the Lender to extend credit accommodations pursuant to the terms of the Note that this Agreement be executed and delivered by the Pledgor.
A G R E E M E N T S
     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged by the Pledgor, it is agreed as follows:
     1. Grant of Security Interest. As security for the payment and performance of the debt, liability and obligations that arise under or are evidenced by the Note and any documents or agreements executed in connection with the Note and any and all amendments, modifications, replacements thereof, (hereinafter collectively referred to as the “Obligations”), upon the first Advance under the Note, the Pledgor does transfer, assign and grant to the Lender a security interest (the “Security Interest”) in all of Pledgor’s right, title and interest in and to the following (hereinafter collectively referred to as the “Collateral”), whether now owned or hereafter acquired or arising:
     (a) all of Pledgor’s now existing and/or hereafter arising interest (collectively, the “Stock”) in: ATS Medical France, SARL, a French corporation; ATS Medical GmbH, a German corporation; and ATS Medical Belgium SPRL, a Belgian corporation (collectively, the “Issuers”). All Stock now held by Pledgor is itemized on Schedule 1(a) attached hereto; and

     (b) any instruments representing the Stock and all income, distributions, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Stock; and
     (c) all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of types described above).
     2. Possession and Delivery of Pledged Collateral. The Pledgor shall deliver all instruments, if any, representing or evidencing the Collateral to the Lender to be held by the Lender pursuant hereto, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall have the right at any time to exchange instruments representing or evidencing Collateral for instruments of smaller or larger denominations.
     3. Voting Rights; Dividends; Etc.
     (a) Subject to Section 3(d) below, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof.
     (b) Subject to Section 3(e) below, the Pledgor shall be entitled to receive, retain, or use in any manner not prohibited by this Agreement any and all dividends and other distributions other than stock dividends paid in respect of the Collateral.
     (c) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 3(a) hereof and to receive the dividends and other distributions that it is authorized to receive and retain pursuant to Section 3(b) hereof.
     (d) Upon the occurrence and during the continuance of any Event of Default (defined below), the Lender shall have the right in its sole discretion,
     (i) to terminate all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that the Pledgor would otherwise be entitled to exercise pursuant to Section 3(a) hereof, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights, and

     (ii) to cause any or all of the Collateral to be transferred of record into the name of the Lender or its nominee.
The Pledgor irrevocably appoints the Lender as proxy, with full power of substitution and revocation, upon the occurrence of any Event of Default and so long as such Event of Default continues, to exercise the Lender’s rights to attend meetings, vote, consent to and/or take any action respecting the Collateral or any issuer thereof as fully as the Pledgor might do. This proxy remains effective so long as any of the Obligations are unpaid. In addition, the Pledgor shall execute and deliver all such other proxies and other instruments as may be necessary or appropriate to give effect to the rights specified in this Section 3(d). The Pledgor irrevocably agrees, upon the occurrence of an Event of Default and so long as such Event of Default continues, to the extent the Lender is incapable of exercising Pledgor’s rights to attend meetings, vote, consent to and/or take any action respecting the collateral or any issuer thereof as fully as the Pledgor might do, to exercise all such rights at the Lender’s direction in the Lender’s sole discretion.
(e) Upon the occurrence and during the continuance of any Event of Default:
     (i) all rights of the Pledgor to receive the dividends and other distributions that the Pledgor would otherwise be authorized to receive and retain pursuant to Section 3(b) hereof shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to receive and hold such dividends and other distributions as Collateral hereunder in accordance with Section 6 hereof, and
     (ii) all dividends and other distributions that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 3(e) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).
     4. Pledgor’s Representations, Warranties and Covenants. Pledgor represents, warrants, covenants and agrees:
     (a) Authorization. Pledgor has full power, authority and authorization to execute, enter into, deliver and perform this Agreement. Except to the extent required under the laws of any foreign jurisdiction under which an issuer of Stock is organized or incorporated, the execution, delivery and performance of this Agreement will not: (i) require any consent or approval of any entity which has not been obtained; or (ii) violate any provision of any indenture, contract, agreement or instrument to which the Pledgor is a party or by which the Pledgor is bound.
     (b) With Respect to Collateral.
     (i) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, claim or encumbrance except for the security interest created by this Agreement. Without in any way limiting the generality of the foregoing, the Collateral is not subject to any “blanket” security interests granted by the Pledgor other than in favor of the Lender. The Pledgor has not granted, and will not grant or permit to exist, any lien or security interests in all or any portion of the Collateral other than the Permitted Liens as defined in the Security Agreement.
     (ii) The grant of the security interest in the Collateral by the Pledgor pursuant to this Agreement, together with the filing of a UCC financing statement covering any of the Collateral which may constitute general intangibles, creates a valid and perfected first priority lien on and security interest in the Collateral subject to requirements of laws of any foreign jurisdiction under which an issuer of Stock is organized or incorporated. Pledgor shall defend the Collateral against all claims and demands of all and any other persons at any time claiming any interest therein adverse to the Lender.
     (iii) The Pledgor agrees that the Pledgor will not (1) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (2) create or permit to exist any lien, claim or encumbrance upon or with respect to any such Collateral (other than the lien in favor of the Lender and Permitted Liens (as defined in the Security Agreement)).
     (iv) The Pledgor shall promptly pay when due all taxes and other charges levied or assessed upon or against any Collateral, and shall execute such writings and take such other actions with respect to the Collateral as the Lender may request.
     (v) The Pledgor shall deliver to the Lender upon receipt all notices, reports and other writings received by the Pledgor as owner or holder of any Collateral.
     (vi) No one except the Lender has control over any of the Stock, and the Pledgor has not entered into any agreement that gives anyone except the Lender control over any of the Stock. The Lender shall not permit anyone other than the Lender to have control over any of the Stock. The Pledgor shall not enter into any agreement that gives anyone except the Lender control over any of the Stock. In this Agreement, the term “control” has the meaning assigned to that term in the Uniform Commercial Code as adopted by Delaware (the “Code”).
     (vii)The Pledgor shall not permit its interest in any of the Issuers to be less than 100% of the total equity interests in such Issuer at any time.
     (d) Actions and Proceedings. There are no actions at law, suits in equity or any other proceedings before any governmental agency, commission, bureau, or other arbitration proceedings against or affecting the Pledgor that if adversely determined would adversely affect the Pledgor’s interest in the Collateral or would adversely affect the rights of the Pledgor to pledge and assign all or a part of the Collateral or the rights and security afforded the Lender hereunder.
     (e) Costs of Collection. The Pledgor shall reimburse the Lender, upon demand, for: (i) all of the Lender’s reasonable costs and expenses, including without limitation reasonable attorneys’ fees and legal expenses, with interest thereon, incurred by the Lender in connection with the enforcement by the Lender during the term hereof or thereafter of any of the rights or remedies of the Lender hereunder, including without limitation, reasonable costs and expenses of collection in the Event of Default, whether or not suit is filed with respect thereto and whether such costs are paid or incurred, or to be paid or incurred, prior to or after entry of judgment; (ii) all taxes, levies, and other expenses relating to preserving the Collateral; and (iii) all costs of the Lender incurred in disposing of the Collateral.
     5. Event of Default. It shall be an Event of Default under this Agreement upon the happening of any of the following:
     (a) an Event of Default (as defined therein) occurs under the Note or any other document executed in connection with the Note; or
     (b) the Pledgor shall fail to comply with or perform in any respect any of the terms, conditions or covenants of this Agreement or any other agreement of the Pledgor in favor of the Lender and such failure continues for 30 days after written notice from Lender; or
     (c) any representation or warranty made by the Pledgor herein or in any document, instrument or certificate given in connection with this Agreement shall be false when made in any material respect.
     6. Remedies. Upon an Event of Default and so long as such Event of Default continues, the Lender may declare all Obligations immediately due and payable, and may, at its option, without notice, do any one or more of the following:
     (a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, enforce and exercise all of the rights of the Pledgor and all of the rights of the Lender hereunder.
     (b) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code in effect at that time (whether or not the Code then applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Lender’s offices or elsewhere, for cash and upon such other terms as the Lender may reasonably believe are commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (c) Exercise any of the remedies available to a secured party under the Code.
     (d) Proceed immediately to exercise each and all of the powers, rights, and privileges reserved or granted to the Lender under this Agreement.
     (e) Proceed to protect and enforce this Agreement by suits or proceedings or otherwise, and enforce any other legal or equitable remedy available to the Lender.
     Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter, or if the Pledgor requests, be applied in whole or in part by the Lender for its benefit against, all or any part of the Obligations. To the extent that such cash or such proceeds are to be applied against all or any part of such obligations, they shall be applied as follows:
     First: to the payment of the reasonable costs and expenses of such sale or other disposition, including the reasonable out of pocket expenses of the Lender and the reasonable fees and expenses of counsel employed in connection therewith, and to the payment of all advances made by the Lender for the account of the Pledgor pursuant to this Agreement;
     Second: to the payment of all reasonable costs and expenses incurred by the Lender, in connection with the administration and enforcement of this Agreement, to the extent they shall not have been previously reimbursed;
     Third: to the payment of any and all other Obligations; and
     Fourth: any surplus after such application shall be paid to the Pledgor, or as otherwise required by law or as a court of competent jurisdiction may direct.
     7. Waiver of Certain Claims. The Pledgor acknowledges that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the “Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. The Pledgor understands that compliance with the Securities Laws may very strictly limit the course of conduct of the Lender if the Lender were to attempt to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same. There may be other legal restrictions or limitations affecting the Lender in any attempt to dispose of all or any portion of the Collateral under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect. The Lender may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for such purchasers’ own account for investment only and not to engage in a distribution or resale thereof. The Pledgor agrees that the Lender shall not incur any liability as a result of the sale of the Collateral or any portion thereof at any private sale of stock, if a private sale is effected by the Lender in a manner that the Lender reasonably believes is in all other respects commercially reasonable (within the meaning of the Code). The Pledgor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Lender shall accept the first offer received and does not offer any portion of the Collateral to more than one possible purchaser. The Pledgor further agrees that the Lender has no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Laws, applicable Blue Sky laws and other applicable state and/or federal securities laws, even if such issuer would agree to do so, or to delay the sale of any Collateral for any other or no reason. Without limiting the generality of the foregoing, the provisions of this Section 7 would apply if, for example, the Lender were to place all or any portion of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Lender placed all or any portion of the Collateral privately with a purchaser or purchasers.
     8. Authorization to File Financing Statements; Further Assurances. Pledgor hereby authorizes the filing of such financing statements as the Lender may deem necessary or useful to be filed in order to perfect the Security Interest. In addition, the Pledgor shall execute and deliver to the Lender, promptly and at the Pledgor’s expense, such other documents and assurances, and take such further action as the Lender may reasonably request, in order to effectively carry out the intent and purpose of this Agreement, and to establish and protect the rights, interests and remedies of the Lender hereunder. The Pledgor agrees that the Lender is authorized, at its option, to file a carbon, photographic or other reproduction of this Agreement as a financing statement and shall be sufficient as a financing statement under the Code and to file financing statements or amendments thereto without the signature of the Pledgor and, if a signature is required by law, then Pledgor appoints the Lender as the Pledgor’s attorney-in-fact to execute any such financing statements.
     9. Cumulative Remedies. All of the Lender’s rights and remedies herein are cumulative and in addition to any rights or remedies available at law or in equity including the Code, and may be exercised concurrently or separately.
     10. Indemnification. The Pledgor shall and does hereby agree to indemnify against and to hold the Lender harmless of and from any and all liability, loss or damage which it may or might incur under or by reason of this Agreement and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements of this Agreement, excepting the gross negligence or willful misconduct of the Lender. The Lender shall notify Pledgor of any event requiring indemnification within ten days following the Lender’s receipt of notice of commencement of any action or proceeding, or the Lender’s obtaining knowledge of the occurrence of any other event, giving rise to a claim for indemnification hereunder. The Pledgor will be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding or to participate in any negotiations to settle or otherwise resolve any claim using counsel of its choice. If the Pledgor elects to assume the defense or settlement of any such action or proceeding, the Lender (and its counsel) may continue to participate at its own expense in such action or proceeding. If the Lender incurs any such liability, or if the Lender is required to defend against any such claims or demands or if a judgment is entered against the Lender, then the amount thereof, including costs, expenses, and reasonable attorneys’ fees, shall bear interest thereon at the highest rate then in effect under the Note, shall be secured hereby, and the Pledgor shall reimburse the Lender for the same immediately upon demand, and upon the failure of the Pledgor so to do, the Lender may declare all Obligations immediately due and payable.
     11. Attorney in Fact. The Pledgor hereby irrevocably appoints the Lender and its successors and assigns as the Pledgor’s agent and attorney-in-fact, which appointment is coupled with an interest, to exercise any rights or remedies with respect to the Collateral or to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof to the extent expressly provided herein and to give full discharge for the same. This appointment shall become immediately effective upon the occurrence of any Event of Default and shall continue for the continuance thereof.
     12. Lender’s Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property of like kind.
     13. Continuing Rights. The rights and powers of the Lender or receiver hereunder shall continue and remain in full force and effect until all Obligations are indefeasibly paid in full.
     14. Books and Records. The Pledgor will permit the Lender and its representatives to examine the Pledgor’s books and records (including data processing records and systems) with respect to the Collateral and make copies thereof at any time and from time to time, and the Pledgor will furnish such information reports to the Lender and its representatives regarding the Collateral as the Lender and its representatives may from time to time request. The Lender shall have the authority, at any time, to require the Pledgor to place upon the Pledgor’s books and records relating to the Collateral and other rights to payment covered by the security interest created in this Agreement a notation stating that any such Collateral and other rights of payment are subject to a security interest in favor of the Lender.

     15. Assigns. This Agreement and each and every covenant, agreement and provision hereof shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.
     16. Governing Law. This Agreement is executed pursuant to and shall be governed by the laws of the State of Minnesota, except to the extent that the validity or perfection of the security interest granted hereunder, or the remedies provided hereunder, in respect of the Collateral are mandatorily governed by the laws of a jurisdiction other than the State of Minnesota.
     17. Severability. It is the intent of this Agreement to confer to the Lender the rights and benefits hereunder to the full extent allowable by law including all rights available under the Code. The unenforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid. Any provisions found to be unenforceable shall be severable from this Agreement.
     18. Notices. Any notices and other communications permitted or required by the provisions of this Agreement (except for telephonic notice expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Registered or Certified Mail, Return Receipt Requested, bearing adequate postage, or delivery by reputable private carrier such as Federal Express, Airborne, DHL or similar overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective upon being deposited as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. Each notice shall be addressed to the address of the recipient as set forth on the signature page to this Agreement. By giving to the other party hereto at least ten (10) days’ notice thereof, either party hereto shall have the right from time to time and at any time during the term of this Agreement to change its address and shall have the right to specify as its address any other address within the United States of America.
     19. Captions and Headings. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.
     20. Marshalling; Payments Set Aside. The Lender shall be under no obligation to marshall any assets in favor of the Pledgor or any other person or entity or against or in payment of any or all of the Obligations. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such Obligations is rescinded or must otherwise be returned by the Lender or any other person or entity upon the insolvency, bankruptcy or reorganization of the Pledgor or otherwise, all as though such payment had not been made.

          THE PLEDGOR has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.
PLEDGOR:

ATS Medical, Inc., a Minnesota corporation
By:	/s/ Michael Kramer
	Name:	Michael Kramer
	Title:	Chief Financial Officer

Address for Pledgor: Attention: Michael Kramer 3905 Annapolis Lane, Suite 205 Minneapolis, MN 55447

Address for Lender:

Medtronic, Inc.
710 Medtronic Parkway, LC 270
Minneapolis, Minnesota 55432
Attention: Vice President, Business Development
STATE OF MINNESOTA)
) ss.
COUNTY OF HENNEPIN)
     The foregoing instrument was acknowledged before me this 19 day of May, 2010, by Michael Kramer (who is known to me personally or who produced a driver’s license as identification), the Chief Financial Officer of ATS Medical, Inc., on behalf of said corporation.

Deborah K. Chapman
Notary Public
(Notary Seal)

SCHEDULE 1(a)
STOCK HELD BY PLEDGOR

Jurisdiction of
Name of Issuer	Incorporation	Shares	Owner
ATS Medical France, SARL	France	80 shares, 493,136 Euros share capital	ATS Medical, Inc.

ATS Medical GmbH	Germany	25,000 Euros share capital.	ATS Medical, Inc.

ATS Medical Belgium SPRL	Belgium	999 shares, 18,531.55 Euros share capital	ATS Medical, Inc.

		1 share, 18.55 Euros share capital.	ATS Acquisition Corp.